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                                                                     EXHIBIT 4.2

                                                 Registered Certificate No.: ___

                 NINETOWNS DIGITAL WORLD TRADE HOLDINGS LIMITED
               (Incorporated under the laws of the Cayman Islands)

                           SPECIMEN SHARE CERTIFICATE

                     PRINCIPAL REGISTER: THE CAYMAN ISLANDS

THIS IS TO CERTIFY THAT THE UNDER-MENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF THE ORDINARY SHARES, WITH PAR VALUE OF HK$0.10 PER SHARE AS DETAILED BELOW IN THE CAPITAL OF THIS COMPANY, SUBJECT TO THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY.

[     NAME AND
      ADDRESS OF SHAREHOLDER

                              NUMBER OF SHARES: ___

                 ]

              GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON ___

                 For and on behalf of
                 Bank of Butterfield International (Cayman) Ltd.

                -----------------------------------------------
                 As the Share Registrar for Ninetowns Digital
                 World Trade Holdings Limited

     No transfer of any of the Shares comprised in this Certificate will be recognised without the production of this Certificate.